Exhibit 10.132

IBM Corporation/ Brocade Communications Systems, Incorporated.

Amendment # 6 to Goods Agreement

10/22/2010

This Amendment No. 6, (“Amendment”) amends the terms and conditions of Goods Agreement # (Buyer #4999RO0015 and Supplier # ROC-P-68) (“GA”) between International Business Machines Corporation (“Buyer”) and Brocade Communications Systems, Incorporated (“Supplier”). Unless otherwise noted, this Amendment is effective upon signature of both parties. Transactions performed under this Amendment will be conducted in accordance with and be subject to the terms and conditions of this Amendment and the GA, and any applicable Work Authorizations “(WA’s”). Any capitalized terms not defined in this Amendment will have the meaning set forth in the GA. In the event of a conflict in the terms of this Amendment and that of the BA or SOW, the order of precedence will be: (i) this Amendment, (ii) the GA.

The parties agree to amend the GA as follows:

1.	Delete Section 8.1, Paragraph 1, “Microcode License” in its entirety and replace with the following Section 8.1, Paragraph 1:

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Microcode License – Supplier hereby grants Buyer a non-exclusive, worldwide, right and license under all applicable intellectual property rights of Supplier to (i) use, execute and display all device drivers, firmware and software of Supplier used in the support and operation of the Products, including upgrades, updates, bug fixes or back-up versions of the same (“the Microcode”), in object code format only, in conjunction with, or for use with the Products, (ii) reproduce, distribute and license the Microcode, in object code format only, as part of, in conjunction with or for use with the Products sold or leased by Buyer to end users and as part of a standalone diagnostic, update, utility or CIM/CDM Provider distributed by Buyer, (iii) reproduce and distribute the Microcode, in object code format only, without any requirement that the Microcode be distributed with or used with the Products, but when the Microcode is included in Buyer’s software for use on a system that does not contain a Product, Buyer shall ensure that the Microcode is not evoked and remains latent at all times; and (iv) to authorize, license and sublicense third parties to do any, some or all of the foregoing. Buyer shall distribute the Microcode (as incorporated into the Products) with an end user agreement which is legally enforceable in the jurisdiction within which the Products are distributed, and which is no less protective of Supplier’s rights than this Agreement. All rights in and to the Microcode which are not granted to Buyer herein are expressly reserved to Supplier.

This Amendment and the GA as amended, are the sole and exclusive statement of the of the agreement between the parties with regard to the subject matter of this Amendment, and they supersede and replace any other agreement or understanding, whether written or oral, with regard to the subject matter. Any signed copy of this Amendment made by reliable means (e.g. photocopy or facsimile) shall be considered an original.

The Parties hereto have caused this Amendment to be signed by their respective duly authorized representatives.

IBM Corporation/ Brocade Communications Systems, Incorporated.

Amendment # 6 to Goods Agreement

10/22/2010

AGREED AND ACCEPTED TO:		AGREED AND ACCEPTED TO:

INTERNATIONAL BUSINESS MACHINES CORPORATION		BROCADE COMMUNICATIONS SYSTEMS, INCORPORATED

By: /s/ Kristin Styers	10/27/10	By: /s/ Andrew Vandeveld	28-Oct-2010
Supplier Signature	Date	Buyer Signature	Date

Kristin Styers		Andrew Vandeveld
Printed Name		Printed Name

Title & Organization	Man. Networking and Comm.	Title & Organization
Buyer Address: 3039 Cornwallis Road RTP, NC 27709		Buyer Address: 350 Holger Way San Jose, CA 95134

BROCADE COMMUNICATIONS SWITZERLAND, SARL

By: /s/ Alberto Soto	29-October-2010
Buyer Signature	Date

Alberto Soto
Printed Name

Title & Organization	Vice President EMEA